SUPERSEDES DOCKET NO. 1760



                      IN THE UNITED STATES BANKRUPTCY COURT
                          FOR THE DISTRICT OF DELAWARE

In re:                                  )      Chapter 11
                                        )
FANSTEEL INC., ET AL., (1)              )      Case No. 02-10109 (JJF)
                                        )      (Jointly Administered)
Debtors.                                )
                                        )



     ORDER PURSUANT TO 11 U.S.C SECTIONS 1127(b) CONFIRMING DEBTORS' SECOND
            AMENDED JOINT REORGANIZATION PLAN DATED DECEMBER 18, 2003



         Upon the Motion of Fansteel Inc. ("Fansteel" and the "Debtor") and its direct and indirect wholly-owned subsidiaries, Fansteel Holdings, Inc., Custom Technologies Corp., Escast, Inc., Wellman Dynamics Corp., Washington Mfg. Co., Phoenix Aerospace Corp., and American Sintered Technologies, Inc., each as a debtor and debtor-in-possession (collectively, the "Debtors"), by and through their counsel, Schulte Roth & Zabel LLP and Pachulski, Stang, Ziehl, Young, Jones & Weintraub, P.C., for entry of order confirming the Debtors' Second Amended Joint Reorganization Plan dated December 23, 2003, as attached hereto as Exhibit "1" (and including all exhibits thereto) (collectively, the "Second Amended Plan") pursuant to 11 U.S.C. Section 1127(b), as a post confirmation amendment to the Plan(2) as confirmed by order of this Court entered on November 17, 2003 and deeming those creditors and equity security holders that previously voted to approve the Plan as accepting the Second Amended Plan without need for


--------------------
(1) The Debtors are the following entities: Fansteel Inc., Fansteel Holdings, Inc., Custom Technologies Corp., Escast, Inc., Wellman Dynamics Corp., Washington Mfg. Co., Phoenix Aerospace Corp., and American Sintered Technologies, Inc.

(2) Capitalized terms not expressly defined herein shall have the meanings ascribed in the Motion.

a resolicitation; and the Court having found that under the circumstances due and proper notice having been given; and that the Debtors' Motion as presented constitutes sufficient disclosure of the Plan Modifications; and upon the record of this Court at the Confirmation Hearing on November 17, 2003; and upon the findings of fact and conclusions of law of this Court in respect of the Confirmation Order entered on November 17, 2003 with respect to the Plan; and upon the Court having determined that the Plan Modifications do not impact the findings of fact or conclusions of law of the Court with respect to the Confirmation Hearing and the Confirmation Order; and the Court having determined that such findings of fact and conclusions of law are applicable to the Second Amended Plan; and the Court having found, therefore that the requirements of sections 1122, 1123 and 1129 of the Bankruptcy Code have been satisfied; and the NRC being the only adversely affected party having consented to the terms of the Plan Modifications; and no objections to the Second Amended Plan having been raised; and upon appearing that the relief requested is well taken and will benefit the estates and the Debtors' creditors, it is hereby,

         ORDERED that the Plan as modified by the Second Amended Plan is hereby approved and confirmed under section 1129 of the Bankruptcy Code and all parties-in-interest are authorized and empowered, or enjoined, as the case may be, to act in accordance with its terms. All acceptances and rejections previously cast for or against the Plan are hereby deemed to constitute acceptances or rejections of the Second Amended Plan. The terms of the Plan including, without limitation, the exhibits contained in the Plan Supplement (including any non-material amendments, modifications, or supplements to the exhibits comprising the Plan Supplement at any time prior to the Effective Date as may be agreed upon by the Debtors and the Committee), are incorporated by reference into and are an integral part of the Plan and this Confirmation Order; and it is further

         ORDERED that the Court's Confirmation Order entered on November 17, 2003 (Docket No. 1622) and the findings of fact and conclusions of law set forth therein and as presented on the record by the Court at the Confirmation Hearing held on November 17, 2003 are hereby incorporated and adopted by reference and shall remain in full force and effect except to the extent expressly modified herein; and it is further

         ORDERED that the additional exhibits to Plan as contained in the Plan Modifications are hereby approved and the Debtors and Reorganized Debtors shall be authorized, as the case may be, to execute and give effect to such documents in substantially the same form as presented in the Plan Supplement; and it is further

         ORDERED that pursuant to Fed. R. Bankr. P. 2002(f)(7) and 3020(c), the Debtors or the Reorganized Debtors, as applicable, shall be, and are hereby directed to serve a notice of entry of this Confirmation Order for the Second Amended Plan on the United States Trustee and all holders of claims or interests to whom notice of the Confirmation Hearing was made no later than thirty (30) days after the Confirmation Date. The Debtors or the Reorganized Debtors, as applicable, shall be and are hereby directed to serve copies of this Confirmation Order on each party that has filed a notice of appearance in these Chapter 11 Cases and on each party who filed an objection or response to, or statement or comment regarding the Plan, Plan Modifications or Second Amended Plan, no later than thirty (30) days after the Confirmation Date. No further notice of entry of this Confirmation Order shall be required.


Dated:  December 23, 2003

                                       /s/  Joseph J. Farnan, Jr.
                                       ------------------------------------
                                       THE HONORABLE JOSEPH J. FARNAN, JR.
                                       UNITED STATES DISTRICT COURT JUDGE